Exhibit 10.1

AMENDMENT NO. 1 TO

PURCHASE AGREEMENT

November 18, 2020

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Ladies and Gentlemen:

Reference is made to the Purchase Agreement, dated as of August 14, 2020 (the “Purchase Agreement”), by and between Odyssey Group International, Inc., a Nevada corporation (the “Company”), and Lincoln Park Capital Fund, LLC, an Illinois limited liability company (the “Investor”), pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Ten Million Two Hundred Fifty Thousand Dollars ($10,250,000) of the Company's common stock, $0.001 par value per share (the "Common Stock").

The Parties wish to modify and amend the Purchase Agreement as provided in this Amendment No. 1, dated November 18, 2020, to the Purchase Agreement (this “Amendment”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

The Company and the Investor hereby agree as follows:

A.        Amendments to Purchase Agreement. The Purchase Agreement is hereby amended, effective November 18, 2020, as follows:

1.                   Section 1(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) “Accelerated Purchase Floor Price” means $0.10, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Accelerated Purchase Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.”

2.                   Section 1(j) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(j) “Additional Accelerated Purchase Floor Price” means $0.10, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Additional Accelerated Purchase Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.”

3.                   Section 1(jj) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(jj) “Regular Purchase Floor Price” means $0.10, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Regular Purchase Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.”

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B.                 Form 8-K. The Company shall file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, reflecting this Amendment within four (4) business days of the date of this Amendment.

C.                No Other Amendments. Except as amended as set forth in Part A above, all of the terms and provisions of the Purchase Agreement shall continue in full force and effect and shall not be in any way changed, modified or superseded by this Amendment.

D.                Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

E.                 Governing Law. This Amendment shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

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IN WITNESS WHEREOF, the Investor and the Company have caused this Amendment to be duly executed as of the date first written above.

THE COMPANY:

ODYSSEY GROUP INTERNATIONAL, INC.

By: /s/ Michael Redmond
Name: Michael Redmond
Title: President and CEO

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC

BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By: /s/ Josh Scheinfeld
Name: Josh Scheinfeld
Title: President

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